EXHIBIT 1.1

Execution Version

HYUNDAI AUTO RECEIVABLES TRUST 2017-B

$954,780,000 ASSET BACKED NOTES

HYUNDAI ABS FUNDING, LLC

(DEPOSITOR)

HYUNDAI CAPITAL AMERICA

(SELLER AND SERVICER)

UNDERWRITING AGREEMENT

August 9, 2017

Citigroup Global Markets Inc.

as Representative of the

Several Underwriters

388 Greenwich Street, 7th Floor

New York, NY 10013

Ladies and Gentlemen:

SECTION 1.          Introduction. Hyundai ABS Funding, LLC (the “Depositor”) proposes to cause Hyundai Auto Receivables Trust 2017-B (the “Trust”) to issue $209,000,000 principal amount of its Class A-1 Notes (the “Class A-1 Notes”), $210,500,000 principal amount of its Class A-2-A Notes (the “Class A-2-A Notes”), $139,500,000 principal amount of its Class A-2-B Notes (the “Class A-2-B Notes”), $275,000,000 principal amount of its Class A-3 Notes (the “Class A-3 Notes”), $73,780,000 principal amount of its Class A-4 Notes (the “Class A-4 Notes”), $17,620,000 principal amount of its Class B Notes (the “Class B Notes”) and $29,380,000 principal amount of its Class C Notes (the “Class C Notes” and together with the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the “Notes”) and the Depositor proposes to sell a portion of the Notes in the amounts as set forth on Schedule I to the several underwriters set forth on Schedule I (each, an “Underwriter”), for whom Citigroup Global Markets Inc. is acting as representative (the “Representative”). Hyundai Capital America (“HCA”) intends to retain an amount equal to at least 5% of the initial principal amount of each class of Notes, pursuant to the requirements of the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”), implementing the credit risk retention requirements of Section 15G of the Exchange Act. The remaining Notes that are sold to the Underwriters are hereinafter referred to as the “Underwritten Notes”. The Notes will be issued pursuant to an Indenture, to be dated as of the Closing Date (the “Indenture”), between the Trust and Citibank, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”). The assets of the Trust will include, among other things, a pool of retail installment sale contracts acquired by HCA and sold to the Trust on the Closing Date (the “Receivables”) secured by new and used automobiles, light-duty trucks and minivans and financed thereby (the “Vehicles”), certain monies received thereunder after the close of business on July 7, 2017 (the “Cutoff Date”) and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of the Closing Date (the “Sale and Servicing Agreement”) among the Trust, HCA, as seller and servicer, the Depositor and the Indenture Trustee. Pursuant to the Sale and Servicing Agreement, the Depositor will sell the Receivables to the Trust and HCA will service the Receivables on behalf of the Trust. In addition, pursuant to the Owner Trust Administration Agreement to be dated as of the Closing Date (the “Administration Agreement”) among the Trust, HCA and the Indenture Trustee, HCA will agree to perform certain administrative tasks on behalf of the Trust. The Depositor formed the Trust pursuant to a trust agreement, and it will be governed by an Amended and Restated Trust Agreement (the “Trust Agreement”) to be dated as of the Closing Date among the Depositor, HCA and U.S. Bank Trust National Association, a national banking association, as owner trustee (the “Owner Trustee”). The owner trust certificate (the “Certificate”), representing a fractional undivided interest in the Trust, will be issued to the Depositor pursuant to the Trust Agreement.

The Depositor will acquire the Receivables from HCA pursuant to the terms of the Receivables Purchase Agreement (the “Receivables Purchase Agreement”) to be dated as of the Closing Date between the Depositor and HCA. HCA has acquired the Receivables from franchised dealers (the “Dealers”) pursuant to certain dealer retail agreements between each Dealer and HCA (collectively, the “Dealer Retail Agreements”).

The Trust will provide for the review of certain of the Receivables for compliance with the representations and warranties made about them in certain circumstances under an Asset Representations Review Agreement to be dated as of the Closing Date (the “Asset Representations Review Agreement”) among the Trust, HCA and Clayton Fixed Income Services LLC, as asset representations reviewer (the “Asset Representations Reviewer”).

Capitalized terms used but not otherwise defined in this Underwriting Agreement (this “Agreement”) shall have the meanings set forth in the Sale and Servicing Agreement or if not defined therein, then as defined in the Prospectus (as defined below). As used herein, the term “Transaction Documents” refers to the Sale and Servicing Agreement, the Indenture, the Notes, the Trust Agreement, the Receivables Purchase Agreement, the Asset Representations Review Agreement and the Administration Agreement.

At or prior to the date when sales to purchasers of the Underwritten Notes were first made to investors by the Underwriters, which was August 9, 2017 (the “Applicable Date”), the Seller had prepared (i) the Preliminary Prospectus dated August 2, 2017 (the “Preliminary Prospectus”) and (ii) the Free Writing Prospectus dated August 2, 2017 relating to the ratings on the Notes (the “Ratings Free Writing Prospectus” and together with the Preliminary Prospectus and written communications constituting a bona fide electronic road show within the meaning of Rule 433(h) under the Securities Act (the “Road Show Materials”), and, collectively, the “Time of Sale Information”). If, subsequent to the Applicable Date and prior to the Closing Date, such Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Securities Act) and enter into new Contracts of Sale with investors in the Underwritten Notes, then the “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into such new Contract of Sale, in an amended Preliminary Prospectus or Free Writing Prospectus approved by the Depositor and the Representative that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Applicable Date” will refer to the time and date on which such new Contracts of Sale were entered into.

SECTION 2.          Representations and Warranties. (a) As a condition of the several obligations of the Underwriters to purchase the Underwritten Notes, each of the Depositor and HCA makes the representations and warranties set forth below to the Representative and each of the Underwriters on and as of the date hereof. To the extent a representation or warranty specifically relates to the Depositor, such representation or warranty is made by the Depositor and HCA jointly, and to the extent a representation or warranty specifically relates solely to HCA, such representation or warranty is only made by HCA and not by the Depositor.

(i)          The registration statement on Form SF-3 (No. 333-205844), including the exhibits thereto, has been filed with the Securities and Exchange Commission (the “Commission”) for registration under the Securities Act, which registration statement has been declared effective by the Commission within the three years prior to the Closing Date and is still effective as of the date hereof. Such registration statement, including the exhibits thereto, as amended to the date hereof, is hereinafter called the “Registration Statement.” A form of prospectus is included in the Registration Statement filed with the Commission. A final prospectus, dated August 9, 2017, relating to the Notes (the “Prospectus”), will be filed with the Commission in connection with the offering and sale of the Underwritten Notes pursuant to and in accordance with Rule 424(b) under the Securities Act (“Rule 424(b)”) within the time period required thereby. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus, shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the filing date of the Prospectus deemed to be incorporated therein by reference pursuant to Item 14 of Form SF-3 under the Securities Act.

(ii)         Reserved.

(iii)        The Registration Statement as of the applicable effective date as to each part thereof pursuant to Rule 430D(f)(2) and any amendment thereto of the Securities Act (the “Effective Date”), the Preliminary Prospectus, as of the date of the Preliminary Prospectus and the Prospectus, as of the date of the Prospectus, complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”); and the information in the Registration Statement, as of the Effective Date, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus, as of the date of the Preliminary Prospectus and as of the Closing Date, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations; and the Prospectus, and any amendments thereof and supplements thereto, as of the date of the Prospectus and as of the Closing Date, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that neither HCA nor the Depositor makes any representations or warranties as to (i) that part of the Registration Statement which constitutes the Statement of Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) on Form T-1 (the “Form T-1”) of the Indenture Trustee (which will be represented and warranted to by the Indenture Trustee) and (ii) the information contained in or omitted from such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to HCA by or on behalf of the Underwriters specifically for use in the preparation thereof which information consists solely of the information set forth in the chart following the first paragraph, the third paragraph, the selling concession and reallowance chart at the end of the third paragraph, the fourth paragraph and the fifth paragraph under the heading “Underwriting” in the Prospectus (the “Underwriters’ Information”).

(iv)        The Time of Sale Information, at the Applicable Date, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither HCA nor the Depositor makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.

(v)         The Ratings Free Writing Prospectus has been filed with the Commission (to the extent required by Rule 433 under the Securities Act).

(vi)        Since the respective dates as of which information is given in the Preliminary Prospectus and in the Prospectus there has not been any material adverse change, or, to the best of our knowledge, any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of any of HCA or its subsidiaries, including the Depositor and its subsidiaries, taken as a whole, except as disclosed to the Representative in writing prior to the date hereof.

(vii)       The Indenture has been qualified under the Trust Indenture Act.

(viii)      The Trust Agreement is not required to be qualified under the Trust Indenture Act.

(ix)        The Trust is not, and immediately after giving effect to the issuance of the Notes and the sale of the Underwritten Notes, will not be required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). In making such representation, the Trust relies on one or more of the exclusions or exemptions from the definition of “investment company” contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions on which the Trust may rely. The Trust is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).

(x)          The issuance of the Notes and the sale of the Underwritten Notes have been duly authorized by all necessary corporate action of the Depositor and, when executed, authenticated and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Underwritten Notes will be valid and binding obligations of the Trust, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.

(xi)         Each of the Depositor and HCA has been duly incorporated and is validly existing as a limited liability company or corporation, as applicable, in good standing under the law of its jurisdiction of formation or incorporation, as applicable, with full corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Preliminary Prospectus and the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the ability of the Depositor or HCA to perform its respective obligations under this Agreement and the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents, and has full corporate power and authority to execute and perform its obligations under this Agreement and the Transaction Documents to which it is a party.

(xii)        The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Depositor and HCA, and this Agreement has been duly executed and delivered by the Depositor and HCA and when duly executed and delivered by the other parties hereto will be the legal, valid and binding agreement of the Depositor and HCA, enforceable against the Depositor and HCA in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.

(xiii)       The execution and delivery of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action of the Depositor or HCA, as applicable, and, when duly executed and delivered by the Depositor and HCA (assuming due authorization, execution and delivery by the other parties thereto), will be legal, valid and binding agreements of the Depositor and HCA, enforceable against the Depositor or HCA in accordance with their respective terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity.

(xiv)      The execution, delivery and performance by each of the Depositor and HCA of this Agreement and each of the Transaction Documents to which it is a party, the issuance of the Notes and the sale of the Underwritten Notes pursuant to this Agreement (subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws to various jurisdictions), and the consummation of the other transactions herein contemplated do not:

(1)         require the consent, approval, authorization, registration or qualification of or with any governmental authority, except consents or filings that have been obtained or made or as may be required under the securities or “blue sky” laws of various jurisdictions,

(2)         conflict with or result in a breach or violation or acceleration of, or constitute a default under, any of their respective organizational documents, indentures, mortgages, deeds of trust, leases or other agreements or instruments to which any of them is a party or by which any of them or their properties is bound,

(3)         result in a violation of or contravene the terms of any statute, governmental order or regulation applicable to any of them, or

(4)         result in the creation of any lien upon any of their respective properties or assets (other than pursuant to the Transaction Documents), except where any failure to obtain consent or make any filing or any such conflict, breach, default, violation, contravention or creation would not have a material adverse effect on the ability of the Depositor or HCA to perform its respective obligations under this Agreement and the Transaction Documents, as applicable, or on the consummation of the transactions as contemplated by the Transaction Documents.

(xv)       None of the Depositor or HCA is in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Depositor or HCA, the consequence of which violation, breach or default would have (a) a material adverse effect on or constitute a material adverse change in the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Depositor or HCA or (b) a material and adverse effect on its ability to perform its respective obligations under this Agreement or any of the Transaction Documents, in each case, to which it is a party.

(xvi)      None of the Depositor, HCA or anyone acting on their behalf has taken any action that would require registration of the Depositor or the Trust under the Investment Company Act; nor will the Depositor nor HCA act, nor has either of them authorized nor will either of them authorize any person to act, in such manner.

(xvii)     Each of the Depositor and HCA possesses all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, the absence of which would have a material adverse effect on the ability of the Depositor and HCA to perform its respective obligations under this Agreement and the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents, and neither the Depositor nor HCA has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Depositor or HCA, except as described in or contemplated by the Prospectus.

(xviii)    No legal or governmental proceedings are pending (or, to the knowledge of HCA, threatened) against the Depositor or HCA except for such proceedings that would not, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, properties, business affairs, net worth or results of operations of the Depositor or HCA or the Depositor’s or HCA’s ability to perform its obligations under this Agreement or the Transaction Documents or on the consummation of the transactions as contemplated by the Transaction Documents.

(xix)       No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Depositor or HCA is a party or by which the Depositor or HCA or any of its respective properties is bound.

(xx)        The Notes and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and in the Prospectus.

(xxi)       Each of the Depositor’s and HCA’s representations and warranties in the Transaction Documents are true and correct as of the date they are given therein and will be true and correct on the Closing Date, and such representations and warranties are incorporated herein by reference.

(xxii)      Other than as contemplated by this Agreement or as disclosed in the Preliminary Prospectus and in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any of its Affiliates or the Underwriters, any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(xxiii)     None of the Depositor, HCA or any of their Affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Underwritten Notes except for this Agreement.

(xxiv)    Assuming that the Underwritten Notes are issued in accordance with the provisions of the Indenture and distributed in accordance with the terms of this Agreement and as described in the Prospectus, the Underwritten Notes are “asset-backed securities” within the meaning of, and satisfy the requirements for use of, Form SF-3 under the Securities Act.

(xxv)     The Underwritten Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Indenture.

(xxvi)    The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(xxvii)   Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and performance of this Agreement and the Transaction Documents and the issuance of the Notes have been or will have been paid at or prior to the Closing Date.

(xxviii)   None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Underwritten Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(xxix)      As of the Applicable Date, the Depositor was not and as of the Closing Date will not be, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(xxx)       The Depositor has filed the Preliminary Prospectus and the Ratings Free Writing Prospectus as required under the Securities Act and the Rules and Regulations and it has done so within the applicable periods of time required under the Securities Act and the Rules and Regulations.

(xxxi)      HCA has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), and it has complied with each such representation; provided that no failure to comply with any such representation shall constitute a breach of this clause (xxxi) if it (i) would not have a material adverse effect on the Underwritten Notes or (ii) arises from a breach by any Underwriter of Section 6(i) hereof.

(xxxii)     The Seller has complied with Rule 193 of the Securities Act in connection with the offering of the Underwritten Notes.

(xxxiii)    Neither HCA nor the Depositor has engaged any third-party to provide “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) other than KPMG LLP, and the only report generated as a result of such engagement is the Independent Accountants’ Report on Applying Agreed-Upon Procedures, dated July 24, 2017 (the “KPMG Report”), a copy of which has been made available to the Representative. The KPMG Report is, as among the parties to this Agreement, deemed to have been obtained by HCA pursuant to Rule 15Ga-2 and Rule 17g-10 of the Exchange Act. HCA or the Depositor has complied with Rule 15Ga-2 under the Exchange Act with respect to any reports generated as a result of any engagement pursuant to Rules 15Ga-2 and 17g-10 under the Exchange Act, other than any breach arising from a breach by any Underwriter of the representation, warranty and covenant set forth in Section 6(f)(v) of this Agreement.

(xxxiv)   HCA has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in the Credit Risk Retention Rules, directly or (to the extent permitted by the Credit Risk Retention Rules) through a majority-owned affiliate (as defined in the Credit Risk Retention Rules, a “Majority-Owned Affiliate”). HCA or one or more of HCA’s Majority-Owned Affiliates holds an “eligible vertical interest” (as defined in the Credit Risk Retention Rules) equal to at least 5% of each class of “ABS interests” (as defined in the Credit Risk Retention Rules) in the Issuer issued as part of the transactions contemplated by the Transaction Documents, determined as of the Closing Date.

(b)          The above representations and warranties shall be deemed to be repeated in their entirety at and as of the Closing Date.

(c)          Each Underwriter hereby makes the representations and agrees to the statements contained in Annex A hereto.

SECTION 3.          Purchase, Sale and Delivery of the Underwritten Notes. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the respective principal amount of the Underwritten Notes set forth opposite the name of such Underwriter on Schedule I, at a purchase price (the “Purchase Price”) equal to “Price $” as specified on Schedule II hereto. Delivery of and payment for the Underwritten Notes shall be made at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606 at or about 11:00 a.m. (New York City time) on August 16, 2017 (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Depositor, the “Closing Date”). Delivery of one or more global notes representing the Underwritten Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Underwritten Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive notes representing the Underwritten Notes will be available only under limited circumstances, as described in the Prospectus.

(b)          The Depositor hereby acknowledges that the payment of monies pursuant to Section 3(a) hereof (a “Payment”) by or on behalf of the Underwriters of the aggregate Purchase Price for the Underwritten Notes does not constitute closing of a purchase and sale of the Underwritten Notes. Only the execution and delivery, by facsimile or otherwise, of a receipt for Notes by the Representative prior to the cut-off time for DTC settlement on the Closing Date, indicates completion of the closing of a purchase of the Underwritten Notes from the Trust. Furthermore, in the event that the Underwriters make a Payment to the Trust prior to the completion of the closing of a purchase of Underwritten Notes, the Depositor hereby acknowledges that until the Representative executes and delivers such receipt for the Underwritten Notes and until all Permitted Liens have been released prior to the cut-off time for DTC settlement on the Closing Date, the Trust will not be entitled to the Payment and the Depositor shall cause the Trust to return the Payment to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Underwritten Notes is not completed and the Payment is not returned by the Trust to the Underwriters on the same day the Payment was received by the Trust, the Depositor agrees to pay, or otherwise cause the Trust to pay, to the Underwriters in respect of each day the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriters’ cost of financing as reasonably determined by the Representative.

(c)          It is understood that the Representative or any Underwriter, individually, may (but shall not be obligated to) make Payment on behalf of any Underwriter or Underwriters for any of the Underwritten Notes to be purchased by such Underwriter or Underwriters. No such Payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

SECTION 4.          Offering by Underwriters. Upon the authorization by the Representative of the release of the Underwritten Notes, the several Underwriters propose to offer the Underwritten Notes for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

SECTION 5.          Covenants of the Depositor and HCA. Each of the Depositor and HCA covenants and agrees with the Underwriters as set forth below.

(a)          To file the Prospectus, properly completed, with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act no later than the second business day following the day it is first used. The Depositor will file with the Commission any Free Writing Prospectus delivered to investors in accordance with Section 6 as the Depositor is required to file under the Securities Act and the Rules and Regulations, and will do so within the applicable period of time required under the Securities Act and the Rules and Regulations (which for the avoidance of doubt shall be in the case of the Ratings Free Writing Prospectus and a Free Writing Prospectus that is Pre-pricing and Pricing Information no later than the second business day following the day it is first used). The Depositor or HCA will advise the Representative promptly of any such filing under the Securities Act.

(b)          To furnish to the Underwriters and counsel for the Underwriters, without charge, as many copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, the Ratings Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request. The Prospectus shall be furnished on or prior to 12:00 noon, New York time, on or prior to the second business day preceding the Closing Date. All other documents shall be so furnished as soon as available and in such quantities as the Representative may reasonably request. The Depositor or HCA will pay the expenses of printing, reproducing and distributing to the Underwriters all such documents.

(c)          To advise the Representative promptly, in writing, of any proposal to amend or supplement the Registration Statement or the Prospectus and to not effect any such amendment or supplement to which the Representative shall reasonably object; and to also advise the Representative promptly of the effectiveness of each Registration Statement and of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and to use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d)          To furnish the Underwriters with copies of the Preliminary Prospectus and the Prospectus and each amendment or supplement and any Free Writing Prospectus, during the period when any Underwriter is required to deliver a Prospectus under the Securities Act, at the cost and expense of HCA, each in such quantities as the Representative may from time to time reasonably request (and subsequent to such period, to assist the Underwriters in obtaining sufficient additional copies of the Prospectus, at the cost and expense of the Underwriters requesting such additional copies); and if, at any time prior to the expiration of the Prospectus delivery period under the Securities Act, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus, to notify the Representative and promptly prepare and file with the Commission (subject to the Representative’s prior review pursuant to Section 5(c)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. Upon the Representative’s request, the Depositor will prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Neither the Underwriters’ consent to, nor the Underwriters’ distribution of any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(e)          The Depositor will arrange for the qualification of the Underwritten Notes for offering and sale in each jurisdiction as the Representative shall designate including, but not limited to, pursuant to applicable state securities (“Blue Sky”) laws of certain states of the United States of America or other U. S. jurisdictions so designated, and the Depositor shall maintain such qualifications in effect for so long as may be necessary in order to complete the placement of the Underwritten Notes; provided, however, that the Depositor shall not be obliged to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Depositor will promptly advise the Representative of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Underwritten Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f)          The Depositor will cooperate with the Representative and use its best efforts to permit the Underwritten Notes to be eligible for clearance and settlement through DTC.

(g)          HCA and the Depositor shall (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding HCA, the Depositor and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Registration Statement and the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of its subscription, the opportunity to ask questions of, and receive answers with respect to such matters.

(h)          From the date hereof until the Closing Date, neither the Depositor, nor HCA will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Underwritten Notes.

(i)          Until the retirement of the Underwritten Notes, neither the Depositor nor HCA shall, nor cause the Trust to, be or become an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(j)          Until the retirement of the Underwritten Notes, or until none of the Underwriters maintains a secondary market in the Underwritten Notes, whichever occurs first, HCA shall cause the Depositor to and the Depositor shall deliver to each of the Underwriters, through the Representative, the annual statement of compliance and any annual independent certified public accountants’ report furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement not otherwise publicly available, as soon as such statements and reports are furnished to the Indenture Trustee.

(k)          So long as any of the Underwritten Notes are outstanding, HCA shall cause the Depositor to and the Depositor shall deliver to each of the Underwriters, through the Representative: (i) all documents distributed to Noteholders and (ii) from time to time, any other information concerning HCA, the Depositor or the Trust as the Underwriters may reasonably request only insofar as such information reasonably relates to the Registration Statement, the Prospectus or the transactions contemplated by the Transaction Documents.

(l)          On or before the Closing Date, HCA and the Depositor (to the extent applicable) shall each cause their computer records relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date neither the Depositor nor HCA shall take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Indenture or the Sale and Servicing Agreement.

(m)          To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or HCA, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

(n)          To comply with the representation made by it to each Rating Agency pursuant to paragraph (a)(3)(iii) of Rule 17g-5.

SECTION 6.          Preliminary Prospectus and Free Writing Prospectus.

(a)          The following terms have the specified meanings for purposes of this Agreement:

(i)          “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act including the Ratings Free Writing Prospectus.

(ii)         “Issuer Information” means the information contained in the Preliminary Prospectus (other than Underwriters’ Information), the Ratings Free Writing Prospectus and the Underwriter Free Writing Prospectus (solely limited to (A) information included in the Preliminary Prospectus and (B) Pre-pricing and Pricing Information).

(iii)        “Underwriter Free Writing Prospectus” means a Free Writing Prospectus prepared by or on behalf of an Underwriter.

(iv)        “Pre-pricing and Pricing Information” means the information in an Underwriter Free Writing Prospectus consisting of (A) the underwriting syndicate, syndicate structure and status of the subscriptions for each class of Underwritten Notes (both for the issuance as a whole and for each Underwriter’s specific retention), (B) weighted average lives, ratings, expected maturities and/or payment windows, benchmarks and legal finals for each class of Notes, (C) expected or actual pricing parameters for each class of Notes, (D) expected settlement and non offered notes and (E) CUSIP numbers, ERISA eligibility, pricing prepayment speed and clean up call.

(b)          The Depositor will not disseminate to any potential investor any information relating to the Underwritten Notes that constitutes a “written communication” (including any “free writing prospectus”, each as defined in Rule 405 under the Securities Act), other than the Preliminary Prospectus, the Prospectus and the Road Show Material unless the Depositor has obtained the prior consent of the Representative.

(c)          Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Underwritten Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Seller or any Underwriter disseminate any Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Securities Act.

(d)          Each Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146 or emailing prospectus@citi.com.

(e)          In the event that the Depositor or HCA becomes aware that, as of the Applicable Date, any Preliminary Prospectus contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Corrected Prospectus.

(f)          Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Depositor that:

(i)          It has not provided and will not provide to any potential investor any information that would constitute “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act; other than that contained in one or more of (a) an Underwriter Free Writing Prospectus (consisting of information limited to (1) information included in the previously filed Preliminary Prospectus, (2) Pre-pricing and Pricing Information, (3) Intex .cdi files and (4) information customarily included in confirmations of sales of securities and notices of allocations), (b) the Preliminary Prospectus, (c) the Prospectus, (d) the Road Show Materials and (e) information delivered in compliance with Rule 134 of the Securities Act.

(ii)         In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses they have used but which are not required to be filed for the required period.

(iii)        Prior to entering into any Contract of Sale, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(iv)        If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to such Underwriter, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent fashion that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to affirmatively agree to purchase the Underwritten Notes on the terms described in the Corrected Prospectus.

(v)         It has not engaged any person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the transaction contemplated by this Agreement.

(g)          Each Underwriter, severally and not jointly, shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in an Underwriter Free Writing Prospectus required to be filed with the Commission under the Securities Act.

(h)          In the event that any Underwriter shall incur any costs to any investor in connection with the reformation of the Contract of Sale with such investor that received a Defective Prospectus (except to the extent the Defective Prospectus results solely from statements or omissions made in reliance upon and in conformity with the Underwriters’ Information), the Depositor and HCA jointly and severally agree to reimburse such Underwriter for such costs. In the event the Depositor or HCA shall incur any costs in connection with a Defective Prospectus (to the extent the Defective Prospectus results solely from statements or omissions made in reliance upon and in conformity with the Underwriters’ Information), the Underwriters shall jointly and severally reimburse the Depositor or HCA, as applicable, for such costs.

(i)          Each Underwriter, severally and not jointly, (A) represents to the Depositor and HCA that it has not provided, as of the date of this Agreement, and covenants with the Depositor and HCA that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the Receivables, the transactions contemplated by this Agreement or the other Basic Documents or any other information, for the purpose of determining an initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of the Depositor or HCA, and (B) covenants with the Depositor and HCA that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the Receivables, the transactions contemplated by this Agreement or the other Basic Documents or any other information, for the purpose of undertaking credit rating surveillance on the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(D)), without the prior consent of the Depositor or HCA.

SECTION 7.          Payment of Expenses. HCA will pay all expenses incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including: (a) the preparation, printing and distribution of the Registration Statement, the Preliminary Prospectus and the Prospectus and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Underwritten Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of HCA’s and the Depositor’s accountants, (e) the qualification of the Underwritten Notes under state securities laws including filing fees and the fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Underwritten Notes, (g) the fees and expenses of the Asset Representations Reviewer, (h) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (i) the fees and disbursements of the Indenture Trustee and its counsel, if any, (j) the fees and disbursements of the Owner Trustee and its counsel, if any, (k) the fees and expenses of Richards, Layton & Finger, P.A., Delaware counsel to the Trust, (l) the reasonable fees and expenses of HCA’s and the Depositor’s counsel and (m) any costs reimbursed to the Underwriters under Section 6(h) above. To the extent that the transactions contemplated by this agreement are consummated, HCA shall only pay the fees and expenses described in clauses (a) through (m). Neither HCA nor the Depositor is responsible for any out -of-pocket expenses of the Representative or the Underwriters in connection with the offering of the Underwritten Notes. Notwithstanding the foregoing, if for any reason the purchase of the Underwritten Notes by the Underwriters is not consummated (other than (i) as a result of any Underwriter’s breach under Section 6(i) of this Agreement and (ii) pursuant to Section 11 hereof), HCA will reimburse the Representative and the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Representative and the Underwriters) incurred by them in connection with the offering of the Underwritten Notes.

SECTION 8.          Conditions of the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Underwritten Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Depositor and HCA of their obligations hereunder, and to the following additional conditions precedent:

(a)          On the Closing Date, each of the Transaction Documents, the Notes and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes and Certificates, a conformed copy thereof. The Transaction Documents, the Notes and the Certificates shall be substantially in the forms heretofore provided to the Representative.

(b)          At or before the Closing Date, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc. shall have received a letter, dated as of the date hereof, of KPMG LLP, independent certified public accountants, substantially in the form of the draft to which the Representative has agreed previously and otherwise substantially in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters (and for the avoidance of any doubt, covering any static pool data pursuant to Item 1105 of Regulation AB under the Securities Act included or incorporated by reference in the Preliminary Prospectus or the Prospectus).

(c)          The Prospectus, the Preliminary Prospectus and each Free Writing Prospectus required to be filed with the Commission shall have been filed with the Commission in accordance with the Securities Act and Section 5(a) hereof.

(d)          Since the respective dates as of which information is given in the Preliminary Prospectus, the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, or results of operations of the Depositor, HCA, and their respective subsidiaries, otherwise than as set forth or contemplated in the Preliminary Prospectus, the Registration Statement and the Prospectus, the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Underwritten Notes on the terms and in the manner contemplated in this Agreement and in the Prospectus.

(e)          The Representative shall have received an opinion of in-house counsel to the Depositor and HCA, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i)          Each of HCA and the Depositor has been duly formed and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the power and authority to own its properties and to conduct its business as presently conducted, and to enter into and perform its obligations under this Agreement and the Transaction Documents to which each is a party, and had at all relevant times, and now has, the power and authority to acquire, own, sell and service the Receivables and the related Collateral.

(ii)         Each of this Agreement and each Transaction Document has been duly authorized, executed and delivered by the Depositor and HCA, as applicable.

(iii)        Each of the Depositor and HCA is duly qualified to do business and is in good standing, and has obtained all necessary licenses, in each jurisdiction in which failure to so qualify or obtain such licenses would (a) render any Receivable unenforceable by the Depositor or the Indenture Trustee on behalf of any Noteholder or (b) have a material adverse effect upon its business or the ownership of its property.

(iv)        Neither: (A) the transfer of the Receivables from HCA to the Depositor pursuant to the Receivables Purchase Agreement, (B) the transfer of the Receivables from the Depositor to the Trust pursuant to the Sale and Servicing Agreement, (C) the execution and delivery of this Agreement and the Transaction Documents to which it is a party by HCA, (D) the execution and delivery of this Agreement and the Transaction Documents to which it is a party by the Depositor, (E) the consummation of any transactions contemplated in this Agreement or the Transaction Documents, nor (F) the fulfillment of the terms of this Agreement, the Transaction Documents or the Notes by HCA or the Depositor, as the case may be, will (1) conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of incorporation or by-laws of HCA or limited liability company agreement of the Depositor, or to the best of such counsel’s knowledge after due inquiry, of any indenture or other agreement or instrument to which either of them is a party or by which any of them or their respective property is bound, or (2) result in a violation, or contravene the terms, of any statute, order or regulation applicable to either of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over HCA or the Depositor, in each case that would materially and adversely affect the ability of the Depositor or HCA to perform its obligations under this Agreement or the Transaction Documents to which it is a party.

(v)         To the best of such counsel’s knowledge after due inquiry, there are no proceedings or investigations pending or threatened against the Depositor or HCA before any court, administrative agency or other tribunal: (A) asserting the invalidity or unenforceability of this Agreement or the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, or the execution and delivery thereof, or (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Depositor of its obligations under this Agreement or the Transaction Documents to which it is a party.

(vi)        The direction by the Trust to the Indenture Trustee to authenticate the Notes has been duly authorized by HCA, acting as the administrator of the Trust under the Administration Agreement.

(vii)       No authorization, consent, approval or other action by, and notice for, or filing with, any governmental authority or regulatory body of the State of California is required to the execution, delivery and performance by HCA or the Depositor of the Transaction Documents to which it is a party.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the corporate laws of the State of Delaware and the laws of the State of California.

(f)          The Representative shall have received an opinion of Mayer Brown LLP, special counsel to the Depositor, HCA and the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i)          Each of the Transaction Documents to which the Depositor (other than this Agreement and the Trust Agreement as to which no opinion shall be expressed), the Trust and HCA is a party has been duly executed and delivered by and on behalf of such party and constitutes a valid and binding obligation of such Company, enforceable against such party in accordance with its terms.

(ii)         The execution and delivery by each of HCA, the Depositor and the Trust of the Transaction Documents and this Agreement to which it is a party, and the consummation by each of the transactions contemplated thereby, will not violate any applicable statutory law or governmental rule or regulation.

(iii)        The execution and delivery by each of HCA, the Depositor and the Trust of the Transaction Documents and this Agreement to which it is a party does not, and the consummation by each of HCA, the Seller and the Trust of the transactions contemplated thereby to occur on the date of this opinion will not, require any consent, authorization or approval of, the giving of notice to or registration with any governmental entity, except such as may have been made and such as may be required under the Federal securities laws, the blue sky laws of any jurisdiction or the Uniform Commercial Code of any state; provided that such counsel expresses no opinion with respect to any orders, consents, permits, approvals, filings or licenses related to the authority to sell motor vehicles, originate retail installment sale contracts or service retail installment sale contracts or as may be required by any regional or local government authority or under any foreign or state securities law.

(iv)        Each of the Underwritten Notes is in due and proper form, and when duly executed, authenticated and delivered as specified in the Indenture, and delivered against payment of the consideration specified in this Agreement, each of the Underwritten Notes will be validly issued and outstanding, will constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, and will be entitled to the benefits of the Indenture.

(v)         The Indenture has been duly qualified under the Trust Indenture Act and complies as to form with the Trust Indenture Act and the rules and regulations of the Commission thereunder.

(vi)        The Trust Agreement is not required to be qualified under the Trust Indenture Act.

(vii)       Each of the Registration Statement, as of its Effective Date, the Preliminary Prospectus, as of the Applicable Date and the Prospectus, as of the date of the Prospectus, appears on its face to comply in all material respects with the requirements of the Act and the rules and regulations under the Act, except that (i) such counsel expresses no opinion as to (A) the financial and statistical data included therein or excluded therefrom, (B) any other documents or information incorporated by reference into the Registration Statement, the Preliminary Prospectus or the Prospectus, (C) any exhibits to the Registration Statement and (D) compliance by the Seller or any affiliate of the Seller and each issuing entity previously established directly or indirectly, by the Seller or any affiliate of the Seller with the registrant requirements set forth in General Instruction I.A.2 of Form SF-3 as of any required date, and (ii) except as and to the extent set forth in (ix) below, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.

(viii)      The Registration Statement is effective under the Act, and the Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted.

(ix)         The statements in the Preliminary Prospectus and the Prospectus under the headings “SUMMARY OF TERMS – CERTAIN CONSIDERATIONS FOR BENEFITS PLANS” AND “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(x)          The Trust and the Seller are not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, required to be registered under the Investment Company Act and the Trust relies on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Trust.

(xi)         The Trust is not a “covered fund” as defined in the Volcker Rule.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the Uniform Commercial Code of the State of Delaware, the Uniform Commercial Code of the State of California, and the laws of the State of New York.

(g)          The Representative shall have received an opinion of Mayer Brown LLP, counsel to the Depositor, HCA and the Trust, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i)          In a properly presented and argued case in a proceeding under Title 11 of the United States Code, 11 U. S. C. §101 et seq. (the “Bankruptcy Code”) in which HCA is the debtor, the bankruptcy court would not, under applicable federal bankruptcy law, apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the Depositor with the assets and liabilities of HCA.

(ii)         In a properly presented and argued case in a proceeding under the Bankruptcy Code, in which HCA is the debtor, the bankruptcy court would determine that, with respect to the sale of the Receivables from HCA to the Depositor, such sale was a “true sale.”

(iii)        If HCA were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court would hold that (A) the Receivables sold to the Depositor are not property of the estate of HCA under Section 541 of the Bankruptcy Code and (B) the automatic stay arising pursuant to Section 362 of the Bankruptcy Code would not operate to stay payments by HCA of collections on the Receivables in accordance with the Transaction Agreements.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, the laws of the State of California, and the laws of the State of New York.

(h)          The Underwriters shall have received a letter of Mayer Brown LLP, counsel to the Depositor, HCA and the Trust, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters, to the effect that such counsel has reviewed the Time of Sale Information, the Registration Statement and the Prospectus and participated in conferences with officers and other representatives of HCA and the Depositor, representatives of the independent public accountants for HCA and the Depositor and your representatives and counsel, at which the contents of the Time of Sale Information, the Registration Statement, the Prospectus and related matters were discussed and, although such counsel does not establish or confirm factual matters set forth in the Time of Sale Information, the Registration Statement and the Prospectus, and has not undertaken any obligation to verify independently any of the factual matters set forth in the Time of Sale Information, the Registration Statement and the Prospectus and although many of the determinations required to be made in the preparation of the Time of Sale Information, the Registration Statement and the Prospectus involve matters of a non-legal nature, such counsel confirms that, on the basis of the information gained in the course of performing these services, nothing came to their attention that caused them to believe that the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Time of Sale Information, as of the Applicable Date, considered together with the statements in the Prospectus with respect to blanks related to pricing and price-dependent information in the Time of Sale Information, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Time of Sale Information, the Registration Statement and the Prospectus (except, to the extent set forth in paragraph II.I of such counsel’s opinion, to be delivered on the Closing Date, with respect to certain corporate matters); provided, further, that such letter need not address any Road Show Materials included in the Time of Sale Information. In addition, such counsel does not express any belief with respect to the financial statements or other financial, statistical or accounting data contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

Such letter may provide that it is being furnished only to the Underwriters, is solely for their benefit as Underwriters of the Underwritten Notes, and is not to be used, quoted, relied upon or otherwise referred to by any other person (including any direct or indirect purchaser or owner of any of the Underwritten Notes, or any other person claiming by or through any such purchaser or owner, for any purpose or in any circumstance) or for any other purpose without such counsel’s prior written consent.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York.

(i)          Mayer Brown LLP, in its capacity as counsel for HCA and the Depositor, shall have delivered one or more opinions satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Representative, subject to certain considerations set forth therein, substantially to the effect that

(i)          The provisions of the Receivables Purchase Agreement are effective under the UCC as in effect in the State of New York (the “New York UCC”) to create in favor of the Depositor a security interest in HCA’s rights in the collateral described in Section 2.01(a) or Section 2.01(d), as applicable, of the Receivables Purchase Agreement (the “RPA Assets”) and in any identifiable proceeds thereof (collectively, the “HCA Collateral”). (Such counsel notes that a “security interest” as defined in Section 1-201(b)(35) of the New York UCC includes the interests of a buyer of accounts, chattel paper, payment intangibles and promissory notes and such counsel references their other opinion dated the Closing Date with respect to whether the security interest of the Depositor should be characterized as an ownership interest or solely as a collateral interest held to secure a loan made to HCA).

(ii)         The provisions of the Sale and Servicing Agreement are effective under the New York UCC to create in favor of the Trust a security interest in the Depositor’s rights in the collateral described in Section 2.01 of the Sale and Servicing Agreement (the “SSA Assets”) and in any identifiable proceeds thereof (the “Depositor Collateral”). (Such counsel notes that a “security interest” as defined in Section 1-201(b)(35) of the New York UCC includes the interests of a buyer of accounts, chattel paper, payment intangibles and promissory notes and such counsel expresses no opinion as to whether the security interest of the Trust would be characterized as an ownership interest or solely as a collateral interest held to secure a loan made to the Depositor).

(iii)        The provisions of the Indenture are effective under the New York UCC to create in favor of the Indenture Trustee a security interest in the Trust’s rights in that portion of the collateral described in the granting clause of the Indenture (the “Indenture Collateral”) and in any identifiable proceeds thereof. Such counsel expresses no opinion as to whether the security interest of the Indenture Trustee would be characterized as an ownership interest or solely as a collateral interest held to secure a loan made to the Depositor.

(iv)        Under the New York UCC (including the choice of laws provisions thereof) while a debtor is “located” in a jurisdiction the local law of that jurisdiction governs the perfection by the filing of a financing statement of a security interest in personal property that is accounts, chattel paper, payment intangibles or instruments. Under the New York UCC (including the choice of laws provisions thereof):

(1)	HCA is “located” in California and the local law of that state governs perfection by the filing of financing statements of a nonpossessory security interest in HCA’s rights in the HCA Collateral by the filing of financing statements.

(2)	The Depositor is “located” in Delaware and the local law of that state governs perfection of a nonpossessory security interest in Depositor’s rights in the Depositor Collateral by the filing of financing statements.

(3)	The Trust is “located” in Delaware and the local law of that state governs perfection of a nonpossessory security interest in the Trust’s rights in the Indenture Collateral by the filing of financing statements.

(v)         When the HCA Financing Statement is filed (within the meaning of Section 9-516 of the UCC as in effect in the State of California (the “California UCC”)) in the California filing office specified in such opinion (the “California Search Office”), under the provisions of the California UCC, the Depositor’s security interest in the HCA Collateral, and in identifiable cash proceeds thereof, will be perfected.

(vi)        When the Depositor Financing Statement is filed (within the meaning of Section 9-516 of the UCC as in effect in the State of Delaware (the “Delaware UCC”)) in the Delaware filing office specified in such opinion (the “Delaware Search Office”), under the provisions of the Delaware UCC, the Trust’s security interest in the Depositor Collateral will be perfected.

(vii)       When the Issuer Financing Statement is filed (within the meaning of Section 9-516 of the Delaware UCC in the Delaware Search Office), under the provisions of the Delaware UCC, the Trust’s security interest in the Indenture Collateral will be perfected.

Under the New York UCC, except as provided in the next sentence, the local law of each of HCA’s, the Depositor’s or the Trust’s (each, a “Transferring Party”), as applicable, location (as set forth in clause (iv) above) will govern the perfection and the priority of a nonpossessory security interest in such Transferring Party’s rights in the HCA Collateral, the Depositor Collateral or Indenture Collateral, as applicable that is perfected by the filing of a financing statement. To the extent that any of the HCA Collateral, the Depositor Collateral or Indenture Collateral is or becomes evidenced by instruments, tangible chattel paper or any other property in which a security interest may be perfected by taking possession, the local law of the jurisdiction where such property is located will govern, the effect of perfection or nonperfection, and the priority of both a possessory and a nonpossessory security interest in such property.

(viii)      The Search Reports were requested using the names of each Transferring Party. Such counsel has reviewed the Search Reports (as defined in such opinion and each as of the dates set forth therein) and, except for the financing statements naming specified parties as the secured parties, such Search Reports identify no secured party who has filed with the Search Offices a financing statement naming a Transferring Party as a debtor or seller and indicating the HCA Collateral, the Seller Collateral or the Collateral, as applicable, as collateral. Accordingly,

(1)	under Article 9 of the applicable UCC and based solely on such counsel’s review of the Search Reports, upon the filing of the HCA Financing Statement in the California Search Office, the Depositor’s perfected security interest in the HCA Collateral will be prior to any other security interest granted by HCA that is perfected solely by the filing of financing statements in the State of California or the California Search Office;

(2)	under Article 9 of the applicable UCC and based solely on such counsel’s review of the Search Reports, upon the filing of the Depositor Financing Statement in the Delaware Search Office, the Trust’s perfected security interest in the Depositor Collateral will be prior to any other security interest granted by the Depositor that is perfected solely by the filing of financing statements in the State of Delaware or the Delaware Search Office; and

(3)	under Article 9 of the applicable UCC and based solely on such counsel’s review of the Search Reports, assuming the Indenture Trustee’s security interest is perfected by the filing in the Delaware Search Office of a properly prepared financing statement (as to which we express no opinion), such perfected security interest in the Indenture Collateral will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements in the State of Delaware or the Delaware Search Office.

(ix)         Pursuant to (a) Sections 9-301 through 9-307 of the NY UCC and Section 9-705(c) of the UCC in effect as of the Closing Date in each Transferring Party’s “location” as set forth in paragraph D above, the Search Offices constitute all of the filing offices in which searches must be made of financing statements naming the applicable Transferring Party as debtor or seller to determine whether a security interest in the HCA Collateral, Depositor Collateral or Indenture Collateral, as applicable, has been perfected by filing.

(x)          Pursuant to Section 9-305(a)(3) of the New York UCC, the local law of a securities intermediary’s jurisdiction governs perfection of a security interest by a method other than the filing of a financing statement in a securities account maintained by such securities intermediary and the security entitlements to financial assets credited thereto. With respect to the Reserve Account maintained with the Securities Intermediary pursuant to the Control Agreement, when the Securities Intermediary indicates by book entry that a financial asset has been credited to the Reserve Account, a security entitlement will exist with respect to such financial asset. Assuming that (a) the State of New York is the Securities Intermediary’s jurisdiction for purposes of the applicable UCC, (b) the Reserve Account is a securities account maintained by the Securities Intermediary for the Indenture Trustee, and (c) the Securities Intermediary has agreed to treat the Indenture Trustee as the sole person entitled to exercise the rights that comprise any financial assets credited to the Reserve Account, the Indenture Trustee’s security interest in the Trust’s rights in the Reserve Account and in security entitlements to financial assets credited thereto, is perfected by “control” within the meaning of Section 9-106 of the New York UCC. Such security interest of the Indenture Trustee in the Reserve Account and the security entitlements to financial assets carried in the Reserve Account is prior to any other security interest therein under the New York UCC that is perfected by a method other than “control”.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York.

(j)          Mayer Brown LLP, in its capacity as Federal tax counsel for the Depositor and the Trust, shall have delivered an opinion satisfactory in form and substance to the Representative and counsel to the Underwriters, dated the Closing Date and addressed to the Representative, to the effect that, for United States federal income tax purposes: (A) (i) the Notes (other than Notes (or interests therein), if any, owned by (a) the Trust or a person considered to be the same person as the Trust for United States federal income tax purposes, (b) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the Trust (or a person considered to be the same person as the Trust for United States federal income tax purposes, (c) a “controlled partnership” (as defined in Treasury Regulation section 1.385-1(c)(1) of such expanded group or (d) a disregarded entity owned directly or indirectly by a person described in preceding clause (b) or (c)) will be treated as indebtedness and (ii) the Trust will not be treated as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation; and (B) based on the facts and assumptions and subject to the limitations set forth in the Prospectus, the statements in the Prospectus, as of the date of the Prospectus and as of the Closing Date, and the Preliminary Prospectus, as of the Applicable Date and as of the Closing Date, under the headings “SUMMARY OF TERMS—TAX STATUS” and “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES,” to the extent such statements constitute matters of law or legal conclusions, are correct in all material respects.

(k)          The Representative shall have received an opinion, addressed to the Representative, of Dentons US LLP, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i)          The Indenture Trustee, based upon a certificate of corporate existence issued by the Comptroller of the Currency, is validly existing as a banking association in good standing under the laws of the United States, and has the requisite entity power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder.

(ii)         Each of the Transaction Documents to which the Indenture Trustee is a party has been duly authorized by all requisite action, executed and delivered by the Indenture Trustee.

(iii)        Each of the Transaction Documents to which the Indenture Trustee is a party, assuming (unless opined to therein) the necessary entity power and authority, authorization, execution, authentication, payment and delivery of and by each party thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Indenture Trustee.

(iv)        With respect to the Indenture Trustee, the performance of its obligations under each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Transaction Documents, except as such may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

(v)         With respect to the Indenture Trustee, the performance of its obligations under each of the Transaction Documents to which it is party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Transaction Documents.

(vi)        The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.

(l)          The Representative shall have received an opinion addressed to the Representative, of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i)          The Owner Trustee is duly formed and validly existing as a national banking association under the federal laws of the United States of America and has the power and authority to execute, deliver and perform the Trust Agreement.

(ii)         The Owner Trustee has the full corporate trust power to accept the office of trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement.

(iii)        The execution and delivery of the Trust Agreement and the performance by the Owner Trustee of its obligations under the Trust Agreement have been duly authorized by all necessary action of the Owner Trustee.

(iv)        The execution and delivery by the Owner Trustee of the Trust Agreement does not require any consent, approval or authorization of, or any registration or filing with Delaware or United States Federal governmental authority.

(v)         The Owner Trustee has duly authorized, executed and delivered the Trust Agreement and on behalf of the Trust, the Owner Trustee has duly executed and delivered the Transaction Documents to which the Trust is a party.

(vi)        The Notes and the Certificates have been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

(m)          The Representative shall have received an opinion or opinions addressed to the Representative, of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

(i)          The Trust Agreement constitutes the legal, valid and binding obligation of the Owner Trustee and the Depositor enforceable against the Owner Trustee and the Depositor in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

(ii)         The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Statutory Trust Act”) and has the power and authority under the Trust Agreement and the Statutory Trust Act to execute, deliver and perform its obligations under the Transaction Documents to which the Trust is a party.

(iii)        The Transaction Documents to which the Trust is a party have been duly authorized, executed and delivered by the Trust.

(iv)        To the extent that Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Division, the Indenture Trustee will have a perfected security interest in the Trust’s rights in that portion of the Collateral (as defined in the Indenture) described in the Financing Statement that may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

(v)         The Search Report sets forth the correct filing office and the correct debtor name that are necessary to identify those persons, under the Delaware UCC, who have on file financing statements against the Trust covering the Filing Collateral as of the Effective Time. The Search Report identifies no secured party who has filed with the Division a financing statement naming the Trust as debtor and describing the Filing Collateral prior to the Effective Time.

(vi)        Assuming for federal income tax purposes that the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation, and that the Underwritten Notes will be characterized as indebtedness for federal income tax purposes, then the Trust will not be subject to any franchise or income tax under the laws of the State of Delaware, and the Underwritten Notes will also be characterized as indebtedness for Delaware tax purposes.

(vii)       Under § 3805(c) of the Statutory Trust Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the holders of the Certificates will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.

(viii)      Under § 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

(ix)         Under § 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by any holder of Certificates, and the dissolution, termination or bankruptcy of any holders of Certificates shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

(x)          The execution, delivery and performance by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Transaction Documents to which the Trust is a party, do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

(xi)         Neither the consummation by the Owner Trustee of the transactions contemplated in the Trust Agreement or, on behalf of the Trust, the transactions contemplated in the Transaction Documents to which the Trust is a party nor the fulfillment of the terms thereof by the Owner Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.

Such opinion may contain such assumptions, qualifications and limitations as are usual and customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware. Capitalized terms used in the above opinion paragraphs and not otherwise defined in this Agreement will have the meanings ascribed to such terms in the relevant opinion.

(n)          The Representative shall have received from Morgan, Lewis & Bockius LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Depositor and HCA shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(o)          The Representative shall have received copies of each opinion of counsel delivered to any rating agency, together with a letter addressed to the Representative, dated the Closing Date, to the effect that the Representative and the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

(p)          The Representative shall have received certificates dated the Closing Date of any one of the President, Chief Financial Officer, any Vice President, the Controller or the Treasurer of the Depositor and HCA in which such officer shall state that: (A) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, (B) since the date of this Agreement there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Trust, the Depositor or HCA except as disclosed to the Representative in writing, and (C) there are no actions, proceedings or investigations to which the Depositor or HCA is a party or that are threatened before any court, administrative agency or other tribunal having jurisdiction over HCA or the Depositor, (i) that are required to be disclosed in the Registration Statement, (ii) asserting the invalidity of this Agreement, any Transaction Document or the Notes, (iii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (iv) which could reasonably be expected to materially and adversely affect the performance by the Depositor or HCA of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Document or the Notes or (v) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus or the Preliminary Prospectus under the headings “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”

(q)          The Representative shall have received evidence satisfactory to the Representative and counsel to the Underwriters that, on or before the Closing Date, UCC-1 financing statements, have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of HCA in the Receivables, and the proceeds thereof to the Depositor pursuant to the Receivables Purchase Agreement, (B) the transfer of the interest of the Depositor in the Receivables Purchase Agreement, the Receivables, and the proceeds thereof to the Trust pursuant to the Sale and Servicing Agreement, and (C) the grant by the Trust to the Indenture Trustee under the Indenture of a security interest in the interest of the Trust in the Receivables Purchase Agreement, the Receivables, the Collateral and the proceeds thereof.

(r)          The Representative shall have received evidence of ratings letters that assign the ratings to the Notes specified in the Ratings Free Writing Prospectus.

(s)          The Representative shall have received, from each of HCA and the Depositor, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) charter, (ii) by-laws, (iii) applicable resolutions and (iv) designation of incumbency of each such entity.

(t)          The Representative shall have received evidence of any required Lien releases to be filed or recorded (immediately following the Closing Date) with respect to the Permitted Liens affecting the Receivables from all applicable creditors of HCA, in form and substance satisfactory to the Representative and counsel to the Underwriters.

(u)          The Representative shall have received from the Indenture Trustee, a certificate stating that any information contained in the Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement, is true, accurate and complete.

(v)         The Representative shall have received an opinion of in-house counsel to the Asset Representations Reviewer, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters.

(w)          All representations and warranties made by or on behalf of HCA and the Depositor in the Transaction Documents to which each is a party are true and correct as of the Closing Date.

The Depositor will provide or cause to be provided to the Representative conformed copies of such opinions, certificates, letters and documents as the Representative or counsel to the Underwriters reasonably request.

SECTION 9.          Termination. This Agreement shall be subject to termination in the sole discretion of the Representative by notice to the Depositor given on or prior to the Closing Date in the event that either the Depositor or HCA shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date, (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum or maximum prices shall have been established by or on, as the case may be, the Securities and Exchange Commission or the New York Stock Exchange; (b) trading of any securities of HCA or the Depositor shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities; (d) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe and, in the sole judgment of the Representative, the effect of any such disruption makes it impractical or inadvisable to proceed with the offering or the delivery of the Underwritten Notes as contemplated by the Prospectus, as amended as of the date hereof; (e) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U. S. financial markets and, in the sole judgment of the Representative, the effect of any such outbreak, escalation, insurrection, conflict, calamity or crisis makes it impractical or inadvisable to proceed with the offering or the delivery of the Underwritten Notes as contemplated by the Prospectus, as amended as of the date hereof; (f) any change in or affecting the Receivables or particularly the business or properties of the Trust, the Depositor or HCA shall have occurred which, in the judgment of the Representative, materially impairs the investment quality of the Underwritten Notes or makes it impractical or inadvisable to market the Underwritten Notes; or (g) any downgrading in the rating of any debt securities of HCA, the Depositor, if any, by any “nationally recognized statistical rating organization” within the meaning of the Exchange Act, or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) shall have occurred. Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except for the liability of HCA in relation to expenses as provided in Section 7 hereof, the indemnity provided in Section 10 hereof and any liability arising before or in relation to such termination.

SECTION 10.       Indemnification and Contribution.

(a)          The Depositor and HCA shall, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, to the extent such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)          any untrue statement or alleged untrue statement made by the Depositor or HCA in Section 2 hereof,

(ii)         any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the Issuer Information, the Road Show Material or the Prospectus or any amendment or supplement thereto or any Form ABS-15G (taken as a whole, together with the Time of Sale Information and the Prospectus) furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement, or

(iii)        with respect to the Registration Statement, the Issuer Information, the Road Show Material or the Prospectus or any amendment or supplement thereto or any Form ABS-15G (taken as a whole, together with the Time of Sale Information and the Prospectus) furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement, the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Depositor and HCA will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Issuer Information, the Road Show Material or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriters’ Information; provided, further, that the Depositor and HCA shall not be liable to any Underwriter or any of the directors, officers, employees and agents of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any loss, claim, damage or liability that results from the fact that the Underwriter sold Underwritten Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, if delivery thereof was required, a copy of the Prospectus or the Prospectus as then amended or supplemented, whichever is most recent, if the Depositor has previously furnished copies thereof to such Underwriter within a reasonable time period prior to such confirmation; provided, further, that the foregoing indemnity with respect to the Issuer Information shall not inure to the benefit of an Underwriter (or to the benefit of the person controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Underwritten Notes if such untrue statement or omission or alleged untrue statement or omission made in such Issuer Information is eliminated or remedied in a Corrected Prospectus delivered to such Underwriter prior to the Time of Sale of such Underwritten Notes to such person and a copy of the Corrected Prospectus shall not have been furnished to such person at or prior to such Time of Sale; provided, further, that such Underwriter shall have been given a reasonable amount of time to deliver such Corrected Prospectus to such person. The indemnity provided for in this Section 10 shall be in addition to any liability which the Depositor and HCA may otherwise have.

(b)          Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Depositor and HCA, each of its directors and officers and each person, if any, who controls the Depositor or HCA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Depositor, HCA or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus, any Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or (B) the omission or the alleged omission to state in the Preliminary Prospectus, any Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information and will reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor, HCA or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 10, such person (for purposes of this paragraph (c), the “indemnified party”) shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c), the “indemnifying party”), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party if otherwise reasonably acceptable to the indemnified party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in each applicable local jurisdiction) in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances, designated in writing by the Representative in the case of paragraph (a) of this Section 10, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (iv) the indemnifying party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified parties. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of Underwritten Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Depositor and HCA on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Underwritten Notes (before deducting expenses) received by the Depositor and HCA (including for such purpose, the value of the Certificates) bear to the total underwriting discounts and commissions (the “Spread”) as set forth in the Prospectus. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, HCA or the Underwriters, the parties’ relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Depositor, HCA and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the amount by which the Spread received by it in the initial offering of such Underwritten Notes, exceeds the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute hereunder are several in proportion to their respective principal amount of Underwritten Notes they have purchased hereunder, and not joint. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each director of the Depositor and HCA, each officer of the Depositor and HCA and each person, if any, who controls the Depositor and HCA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Depositor and HCA.

SECTION 11.       Defaults by an Underwriter. If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Underwritten Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Underwritten Notes set forth opposite their names in Schedule I bears to the aggregate amount of Underwritten Notes set forth opposite the names of all the remaining Underwriter(s)) the Underwritten Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Underwritten Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Underwritten Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Notes, and if such non-defaulting Underwriter(s) do not purchase all the Underwritten Notes, this Agreement will terminate without liability to any non-defaulting Underwriter. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Depositor, HCA, their Affiliates and any non-defaulting Underwriter(s) for damages occasioned by its default hereunder.

SECTION 12.       Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Underwritten Notes. If for any reason the purchase of the Underwritten Notes by the Underwriters is not consummated, each of the Depositor and HCA shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 7 and the obligations pursuant to Section 10 shall remain in effect. If for any reason the purchase of the Underwritten Notes by the Underwriters is not consummated (other than (i) as a result of any Underwriters’ breach under Section 6 of this Agreement or (ii) pursuant to Section 11 of this Agreement), the Depositor and HCA will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Underwritten Notes.

SECTION 13.       Obligations Solely Contractual in Nature. Each of the Depositor and HCA acknowledges and agrees that the Underwriters’ responsibility to the Depositor and HCA is solely contractual in nature and that none of the Underwriters or their affiliates shall be acting in a fiduciary or advisory capacity, or otherwise owe any fiduciary or advisory duty, to the Depositor or HCA in connection with the offering of the Underwritten Notes and the other transactions contemplated by this Agreement. Each of the Depositor and HCA further agrees that it is not relying on any of the Underwriters for any legal, regulatory, tax, insurance or accounting advice in any jurisdiction and that the Depositor and HCA will consult with its own advisors as to such matters.

SECTION 14.       Notices. Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by mail, facsimile or telephone (subject in the case of a communication by telephone to confirmation by facsimile) addressed to:

in the case of the Depositor:

Hyundai ABS Funding, LLC
3161 Michelson Drive, Suite 1900
Irvine, California 92612
Facsimile: 949-468-4003
Attention: President; Secretary

in the case of HCA:

Hyundai Capital America
3161 Michelson Drive, Suite 1900
Irvine, California 92612
Facsimile: 949-468-4003
Attention: Treasury Department

in the case of the Representative:

Citigroup Global Markets Inc.
388 Greenwich Street, 7th Floor
New York, NY 10013
Attention: Brett Bushinger

Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of facsimile, at the time of dispatch.

SECTION 15.       Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 10, and no other person will have any rights or obligations hereunder.

SECTION 16.       The Representative. The Representative represents and warrants to the Depositor and HCA that it is duly authorized to enter into this Agreement. The Representative shall act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters. In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

SECTION 17.       Miscellaneous.

(a)          Time shall be of the essence of this Agreement.

(b)          The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.

(c)          For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange is open for trading, and (b) each of “subsidiary” and “Affiliate” has the meaning set forth in Rule 405 under the Securities Act.

(d)          This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

(e)          This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Depositor, HCA and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Depositor and HCA contained in Section 10 hereof shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 10 hereof shall also be for the benefit of the directors of the Depositor and HCA, the officers of the Depositor and HCA and any person or persons who control the Depositor or HCA within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Underwritten Notes from any Underwriter shall be deemed a successor because of such purchase.

(f)          The respective representations, warranties, agreements, covenants, indemnities and other statements of the Depositor and HCA, its officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Depositor or HCA, any of its officers, directors, employees or agents, any Underwriter or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Underwritten Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

SECTION 18.       Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 19.       Waiver of Trial by Jury. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE UNDERWRITTEN NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 20.       Governing Law.

(a)          THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, AND ALL MATTERS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

(b)          Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

If the foregoing is in accordance with your understanding, please sign and return to us and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Depositor and HCA.

Very truly yours,

HYUNDAI ABS FUNDING, LLC

By:	/s/ Charley Changmin Yoon
Name: Charley Changmin Yoon
Title: President and Secretary

HYUNDAI CAPITAL AMERICA

By:	/s/ Hyung Seok Lee
Name: Hyung Seok Lee
Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
on behalf of itself and as Representative of the
several Underwriters

By:	/s/ Brett Bushinger
Name: Brett Bushinger
Title: Director

SCHEDULE I

Underwriter	Class A-1 Notes	Class A-2-A Notes	Class A-2-B Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes
Citigroup Global Markets Inc.	$57,076,000	$57,486,000	$38,094,000	$75,100,000	$20,149,000	$6,695,000	$11,165,000
Credit Agricole Securities (USA) Inc.	$39,710,000	$39,995,000	$26,505,000	$52,250,000	$14,018,000	$3,348,000	$5,582,000
RBC Capital Markets, LLC	$39,710,000	$39,995,000	$26,505,000	$52,250,000	$14,018,000	$3,348,000	$5,582,000
SMBC Nikko Securities America, Inc.	$39,710,000	$39,995,000	$26,505,000	$52,250,000	$14,018,000	$3,348,000	$5,582,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$5,586,000	$5,626,000	$3,729,000	$7,350,000	$1,972,000	-	-
HSBC Securities (USA) Inc.	$5,586,000	$5,626,000	$3,729,000	$7,350,000	$1,972,000	-	-
TD Securities (USA), LLC	$5,586,000	$5,626,000	$3,729,000	$7,350,000	$1,972,000	-	-
Wells Fargo Securities, LLC	$5,586,000	$5,626,000	$3,729,000	$7,350,000	$1,972,000	-	-
Total[1]	$198,550,000	$199,975,000	$132,525,000	$261,250,000	$70,091,000	$16,739,000	$27,911,000

1 Totals reflect value of Underwritten notes and exclude the retained Notes.

SCHEDULE II

Security	Original Principal Balance $[2]	Price $*
Class A-1 Notes	$198,550,000	$198,351,450.00
Class A-2-A Notes	$199,975,000	$199,622,204.11
Class A-2-B Notes	$132,525,000	$132,299,707.50
Class A-3 Notes	$261,250,000	$260,551,600.38
Class A-4 Notes	$70,091,000	$69,843,571.76
Class B Notes	$16,739,000	$16,671,056.40
Class C Notes	$27,911,000	$27,764,444.92

Total Price to Depositor		$905,104,035.07

*Due to sales to affiliates, one or more of the Underwriters may be required to forego a de minimis portion of the underwriting fee they would otherwise be entitled to receive, resulting in an increase in the price to the Depositor.

2 Original Principal Balance reflects value of Underwritten Notes and excludes the retained Notes.

ANNEX A

REPRESENTATIONS AND AGREEMENTS OF THE UNDERWRITERS

(a)          Each Underwriter represents and agrees that:

(i)          it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Depositor; and

(ii)         it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

(b)          In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”), each Underwriter has not made and will not make an offer of Notes to the public in that Relevant Member State other than:

(i)          to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii)         to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Trust for any such offer; or

(iii)        in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Trust, the Depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this Annex A, the expression “an offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

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